Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

NBCUniversal Media, LLC

For Tender Of

“New Notes” (CUSIP):	For “Old Notes” (CUSIP):
2.100% Senior Notes due 2014 (62875UAP0)	2.100% Senior Notes due 2014 (62875UAM7, U63763AF0)
3.650% Senior Notes due 2015 (62875UAG0)	3.650% Senior Notes Due 2015 (62875UAF2, U63763AC7)
2.875% Senior Notes due 2016 (62875UAL9)	2.875% Senior Notes due 2016 (62875UAJ4, U63763AE3)
5.150% Senior Notes due 2020 (62875UAC9)	5.150% Senior Notes due 2020 (62875UAA3, U63763AA1)
4.375% Senior Notes due 2021 (63946BAE0)	4.375% Senior Notes due 2021 (62875UAH8, U63763AD5)
6.400% Senior Notes due 2040 (63946BAF7)	6.400% Senior Notes due 2040 (62875UAD7, U63763AB9)
5.950% Senior Notes due 2041 (62875UAQ8)	5.950% Senior Notes due 2041 (62875UAN5, U63763AG8)

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s Old Notes are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to The Bank of New York Mellon (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by mail, hand or overnight courier or sent by facsimile transmission to the Exchange Agent. See “The Exchange Offer – Guaranteed Delivery Procedures” in the Prospectus dated [Date of Prospectus] (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of NBCUniversal Media, LLC, a Delaware limited liability company (the “Company”).

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

The Bank of New York Mellon

By Mail, Hand or Overnight Courier: The Bank of New York Mellon Corporation Corporate Trust — Reorganization Unit 480 Washington Boulevard, 27th Floor Jersey City, New Jersey 07310 Attn: — Processor	To Confirm by Telephone or for Information: [—] Facsimile Transmissions: (212) 298-1915

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at the address set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, and a properly completed and duly executed Letter of Transmittal or an Agent’s Message in lieu thereof, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)

Address:		Title:

Name:
	(Zip Code)		(Please type or print)

Area Code and Telephone Number:		Date:

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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